Exhibit 10.18
SiriusPoint Ltd.
Director Service Agreement
This DIRECTOR SERVICE AGREEMENT, dated as of May 20, 2025, is entered into by and between SiriusPoint Ltd., a Bermuda corporation (the “Company”), and the Director whose name appears on the signature page hereof (the “Director”), and replaces and supersedes any prior agreement between the Company and Director with respect to the subject-matter hereof. Capitalized terms used herein without definition shall have the meanings given to such terms in Section 6.
WHEREAS, the Board has appointed the Director as a member of the Board to fill a vacancy on the Board, and the Director has accepted such appointment;
WHEREAS, the Company and the Director desire to enter into an agreement that sets forth the terms and conditions of the Director’s service on the Board; and
NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:
1.Appointment and Term. The Director hereby agrees to serve as a member of the Board, subject to the terms and conditions set forth herein. The appointment of the Director shall commence on the date of Director’s first appointment to the Board and continue until the end of the Director’s term as director, unless earlier terminated by the shareholders of the Company (or the Board) or the resignation of the Director (the “Service Period”).
2.Duties. The Director shall render services as a member of the Board in accordance with high professional and ethical standards and in accordance with the Corporate Governance Guidelines of the Board (the “Guidelines”) as well as all applicable laws, rules and regulations pertaining to the Director’s performance of services pursuant to this Agreement. The Director shall use the Director’s best efforts to attend all meetings of the Board (and any committee of the Board of which the Director is a member) called from time to time, either in-person or by telephone, as well as the Company’s annual meeting of shareholders. As an independent director, the Director may also be required to attend meetings with the other independent directors without the presence of the Company’s officers and non-independent directors. The services described in this Section 2 shall hereinafter be referred to as the Director’s “Duties.”
3.Compensation. During the Service Period, in full consideration of the performance by the Director of the Director’s obligations hereunder, the Director shall receive from the Company an annual retainer in accordance with the terms of the Company’s Director Compensation Policy, which currently is $275,000 per year, payable in accordance with the terms of the Company’s Director Compensation Policy, as in effect from time to time (the “Compensation”). The annual retainer currently consists of

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an annual cash retainer of $137,500 and a grant of restricted shares with a grant date value of $137,500 and the Compensation is subject to adjustment from time to time by the Board or the Compensation Committee. The portion of the Compensation paid in the form of equity will be subject to the terms and conditions of the applicable standard form of agreement used to evidence equity awards to members of the Board in effect as of the date of grant and our 2023 Omnibus Incentive Plan (or any successor equity plan thereto), and the current standard form of restricted share agreement is attached hereto as Exhibit A. In addition, if the Director is named as lead independent director or as a chair of a committee of the Board, the Director will be entitled to receive any additional compensation for such service as set forth in the Company’s Director Compensation Policy. A copy of the Director Compensation Policy in effect on the date hereof is attached hereto as Exhibit B.
4.Reimbursement of Expenses. The Director shall be reimbursed for all proper and reasonable out-of-pocket expenses incurred by the Director in preparing for and attending meetings of the Board or any committee of the Board, including meals, lodging, and transportation to and from Board or committee meetings and any other expenditure preapproved by the Company and incurred by the Director in the proper performance of the Duties, subject to the Director’s submission of documentation of such expenses in accordance with the applicable policies and procedures established by the Company as in effect from time to time. The Board Travel and Expense Reimbursement Policy attached hereto as Exhibit C.
5.No Conflict of Interest; Compliance with Policies. In accepting this offer, the Director is representing to the Company that the Director does not know of any conflict that would restrict the Director from becoming a member of the Board. The Director agrees to comply with the policies of the Company applicable to members of the Board, including, without limitation, the Company’s Code of Business Conduct and Ethics as well as the Company’s Director and Officer Share Ownership Policy, a copy of which is attached hereto as Exhibit D.
6.Indemnification. The Director shall be entitled to indemnification for service pursuant to this Agreement pursuant to the form of indemnification agreement attached hereto as Exhibit E.
7.Confidentiality. The Director acknowledges that as a result of the Director’s service on the Board, the Director will obtain Confidential Information (as defined in the Guidelines) and acknowledges and agrees that the Director will not use the Confidential Information for the Director’s personal benefit (or to benefit persons or entities other than the Company) and that during and after the Service Period, the Director shall not disclose Confidential Information, except as permitted pursuant to the Guidelines.
8.Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby.
9.Modifications and Waivers. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.
10.Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
“Agreement” means this Director Service Agreement, as the same may be amended, modified, supplemented, or restated from time to time after the date hereof.
“Board” means the Board of Directors of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the preamble to this Agreement.
“Compensation Committee” means the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.
“Director” shall have the meaning set forth in the preamble to this Agreement.
“Subsidiary” means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
11.Miscellaneous.
(a)Notices. All notices, requests, demands, letters, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:
(i)If to the Company, to it at:
SiriusPoint Ltd.
Point Building, 3 Waterloo Lane
Pembroke HM 08
Bermuda

Attn: Chief Legal Officer

(ii)If to the Director, to the Director’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers, and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
(b)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.
(c)Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder, subject to the requirements of law.
(d)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the law that might be applied under principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the Federal and state courts of New York State located in New York County in respect of the interpretation and enforcement of the provisions of this Agreement. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such action, suit or proceeding and agrees that the mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7(a) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION, OR VALIDITY OF THIS AGREEMENT. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7(d).
(e)Taxes; Section 409A of the Code. The Director is solely responsible for taxes arising out of any Compensation paid by the Company pursuant to this Agreement. The Company will comply with tax withholding obligations, if any, as required by applicable law with respect to Compensation payable pursuant to this Agreement. This Agreement is intended to be exempt from or comply with the requirements of Section 409A of the Code and all provisions contained herein, including, but not limited to, any adjustment provisions, shall be construed and interpreted in accordance with such intent.
(f)Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(g)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

List of Exhibits
Exhibit A – Restricted Share Agreement
Exhibit B – Director Compensation Policy
Exhibit C – Board Travel and Reimbursement Policy
Exhibit D – Director and Officer Share Ownership Policy
Exhibit E – Indemnification Agreement
[Signature Page Follows]

[Signature

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LEGAL_US_E # 178615049.2

IN WITNESS WHEREOF, the Company and the Director have duly executed this Agreement as of the date first above written.
SIRIUSPOINT LTD.
By:    ____________________________
Name:
Title:

DIRECTOR
_________________________________________